EXHIBIT 10.1


                              FORBEARANCE AGREEMENT
                              ---------------------

         Whereas, Winfield Capital Corp. is a Small Business Investment Company ("SBIC") licensed and regulated by the U.S. Small Business Administration ("SBA") in accordance with the Small Business Investment Act of 1958, as amended, (the "Act") and the regulations promulgated thereunder;

         Whereas, as of March 23, 2005, Winfield Capital Corp. ("Winfield") is indebted to SBA, in the approximate amount of $4,997,111.73, plus interest which continues to accrue after March 23, 2005;

         Whereas, Winfield has violated SBA's regulations with respect to capital impairment and acknowledges that SBA is entitled to a judgment and to be appointed Receiver pursuant to the Act;

         Whereas, SBA agrees to temporarily forebear on seeking the above mentioned remedies, based on the conditions set forth in this agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. As of March 23, 2005, Winfield is indebted to SBA in the approximate amount of $4,997,111.73, plus interest which continues to accrue after March 23, 2005 ("the Indebtedness"). Winfield shall pay the Indebtedness to SBA by June 30, 2005 (the "final maturity date"). The parties acknowledge and agree that the foregoing Indebtedness is being reviewed by SBA in order to satisfy the parties that all interest has been applied properly in conformity with SBA guidelines. SBA will determine the correct amount of the Indebtedness and the parties will agree on that final amount within thirty days.

         2. If any one or more of the following events listed below ("events of default") shall occur and remain uncured for a period of fifteen (15) days after the date of the letter from SBA to Winfield stating the event of default, the entire unpaid balance of the principal and interest of the outstanding indebtedness shall become immediately due and payable and without the necessity of any demand, presentment, protest or notice upon Winfield, all of which are expressly waived by Winfield. In addition, SBA may file and enforce the Consent to Receivership, which is to be executed by Winfield simultaneously with the execution of this Agreement, and apply to the U.S. District Court for the appointment of SBA as Receiver and for a money judgment.

                (a) Failure by Winfield to make payment of the Indebtedness pursuant to the terms of this Agreement;

                (b) Any violation of SBA's Act or Regulations by Winfield that SBA is not currently aware of;

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                                  EXHIBIT 10.1


                (c) Material Adverse Change in the financial condition of Winfield's operations including but not limited to, any material reduction, other than the disposition of assets (even below their carrying value) to repay SBA indebtedness, in the value of Winfield's remaining assets or any act of Winfield which in the reasonable opinion of SBA imperils the prospect of full performance or satisfaction of Winfield's obligations herein. For purposes of this subsection, a material adverse change shall mean a 50% decline in the value of the equity of the remaining assets (above SBA's debt);

                (d) The rendering of any judgment against Winfield or the occurrence of any attachment of any of its properties involving in excess of $50,000 which shall not be paid, stayed on appeal, discharged, bonded, or dismissed for a period of thirty (30) days or more;

                (e)     Dissolution of the licensee;

                (f) Indictment or conviction of any of the directors or officers of the Licensee for any unlawful act other than minor traffic and similar offenses.

        3.      Remedies for Events of Default
                ------------------------------

        In the event of any event of default by Winfield:

                (a) require Winfield to prepare a final accounting of the remaining assets to be submitted to SBA;

                (b) entitle SBA to file the stipulated settlement and consent to receivership and judgment;

                (c) execute and provide SBA with a copy of such documentation as shall be reasonably necessary to demonstrate to SBA that Winfield shall no longer operate as an SBIC licensed by SBA and will no longer continue to hold itself out as such.

        The above listed remedies shall in no event affect SBA's rights and remedies available to it pursuant to the Act, including but not limited to, obtaining a receivership of Winfield in the event Winfield engages in any acts or practices which constitute a violation of the Act or regulations which SBA is not aware of at this time.

        4.      Surrender of License
                --------------------

        Within 90 days of complete repayment to SBA of all Indebtedness owed by Winfield to SBA, Winfield shall surrender its SBIC operating license and present to SBA evidence of a corporate resolution amending its Articles of Incorporation

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                                  EXHIBIT 10.1


and bylaws, to eliminate all references to SBA and the SBIC program; provide SBA with an affirmation, signed by an appropriate senior officer of the Licensee and subject to the approval of SBA, to the effect that Winfield will no longer hold itself out as an SBIC.

        5.      Miscellaneous
                -------------

                (a) All notices, requests and other communications pursuant to the Agreement must be in writing and transmitted by one of the following: (i) hand delivery; (ii) facsimile or e-mail with the original thereof being sent within 24 hours thereafter by regular mail; (iii) certified mail return receipt requested; or (iv) overnight courier service;

                (b) All notices as described above shall be addressed as follows:

                        (i)    to SBA:
                               Elaine Hruschka, Financial Analyst
                               Account Resolution Branch
                               Office of Liquidation
                               409 Third Street S.W.
                               Washington, D.C. 20416
                               202 205-3645
                               Fax 202-6957
                               Elaine.Hruschka@SBA.gov
                               -----------------------

                        (ii)   to Winfield
                               Winfield Capital Corp.
                               237 Mamaroneck Avenue
                               White Plains, New York
                               914 949-2600
                               Fax 914-949-7195
                               Attention: Chief Executive Officer
                               Twintrees@aol.com
                               -----------------


                        (iii)  copies to:

                               Schulte Roth & Zabel LLP
                               919 Third Avenue
                               New York, NY 10022
                               212 756-2000
                               Fax 212-593-5955
                               Attention: Michael P. Littenberg, Esq.
                               Michael.Littenberg@SRZ.com
                               --------------------------

                                       AND

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                                  EXHIBIT 10.1


                               U.S. Small Business Administration
                               Arlene P. Messinger, Esq.
                               409 3rd Street S.W.
                               Washington, D.C. 20416
                               202 205-6857
                               Fax 202-205-7154



                (c) No failure or delay on the part of SBA in the exercise of any right, power or privilege hereunder shall operate as a waiver of any such right, power or privilege, nor shall any such failure or delay preclude any other or further exercise thereof;

                (d) No modification or waiver of any provision of the Agreement shall be effective unless in writing and signed by the parties hereto:

                (e) The rights and obligations of Winfield under this loan agreement shall not be assignable without the prior written consent of SBA;

                (f) Winfield hereby waives trial by jury in any litigation with respect to, in connection with, or arising out of the Agreement, and Winfield hereby waives the right to interpose any set-off, counterclaim, cross-claim in connection with any such litigation by SBA unless such set-off, counterclaim, cross-claim arises out of the Agreement.;

                (g) If any provision of the Agreement is declared invalid, such action shall not invalidate any other provision;

                (h) This Agreement is to be construed and enforced in accordance with federal law;

WITNESS WHEREOF, the parties have caused this agreement to be duly executed on the 6th day of April 2005.

                                    Winfield Capital Corp.

                                    By: /s/ PAUL A. PERLIN
                                        ---------------------------------------
                                        Paul A. Perlin
                                        Chief Executive Officer

                                    United States Small Business Administration

                                    By: /s/ THOMAS G. MORRIS
                                        ---------------------------------------
                                        Thomas G. Morris
                                        Director, Office of Liquidation

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